Exhibit 99.1

Insperity Announces Record First Quarter Results

HOUSTON – Apr. 30, 2018 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the first quarter ended Mar. 31, 2018:

•	Revenues up 15% on worksite employee growth of 12%

•	Gross profit up 25% on strong pricing and direct cost trends

•	Net income up 40% to $50.0 million

•	Adjusted EBITDA up 34% to $83.8 million

•	EPS up 39% to $1.18; adjusted EPS up 53% to $1.41

First Quarter Results

First quarter 2018 net income and diluted earnings per share of $50.0 million and $1.18 represented increases of 40% and 39%, respectively, compared to the first quarter of 2017. Adjusted diluted earnings per share were $1.41, a 53% increase over the first quarter of 2017. Adjusted EBITDA increased 34% over the first quarter of 2017 to $83.8 million.

“We are pleased to report these outstanding record results reflecting our dynamic business model and strong execution all across the company,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “Our key drivers to growth and profitability are in place setting up a fourth consecutive year of impressive earnings growth for 2018.”

Revenues increased 15% over the first quarter of 2017 to $1.0 billion on a 12% increase in the average number of worksite employees paid per month. The continued double-digit worksite employee growth was the result of strong new client sales driven by an increase in the number of trained Business Performance Advisors, a continuing high level of client retention, and an improvement in the net hiring of worksite employees by our client base. Worksite employees paid from new sales increased 23% over the first quarter of 2017 on a 15% increase in the average number of trained Business Performance Advisors. Client attrition totaled only 8% during the heavy first quarter client renewal period, an improvement over the first quarter of 2017.

Gross profit for the first quarter of 2018 increased 25% over the first quarter of 2017 to $199.7 million. This increase was driven by the 12% worksite employee growth, lower cost trends in our benefits and workers’ compensation programs and solid pricing. Operating expenses increased 28% over the first quarter of 2017 to $135.0 million, including one-time bonuses related to tax reform and additional accruals for incentive compensation tied to our outperformance during the quarter.

Net income and adjusted EBITDA per worksite employee per month increased 25% and 19%, respectively, over the first quarter of 2017 to $85 and $143, respectively.

The first quarter 2018 effective income tax rate of 23% was impacted by the enactment of tax reform in late 2017 and the benefit associated with the vesting of long-term incentive plan shares during the quarter.

“Our double-digit worksite employee growth, combined with the effective management of pricing and direct cost programs, continued to produce adjusted EBITDA at record levels,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “This strong cash flow positions us to continue to invest in the growth of our business while also providing excellent shareholder returns.”

2018 Guidance

The company also announced its updated guidance for 2018, including the second quarter of 2018. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q2 2018			Full Year 2018

Average WSEEs	202,000	—	203,700	206,400	—	208,400
Year-over-year increase	12%	—	13%	13%	—	14%

Adjusted EPS	$0.59	—	$0.63	$3.36	—	$3.44
Year-over-year increase	44%	—	54%	37%	—	40%

Adjusted EBITDA (in millions)	$41	—	$43	$218	—	$223
Year-over-year increase	23%	—	29%	23%	—	25%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the second quarter and an update to the full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 6688618. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 6688618. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 32 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Expense Management Services, Retirement Services and

Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2017 revenues of $3.3 billion, Insperity operates in 68 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets:
Cash and cash equivalents	$354,641	$354,260
Restricted cash	41,137	41,137
Marketable securities	1,928	1,960
Accounts receivable, net	336,548	333,981
Prepaid insurance	35,679	10,782
Other current assets	28,385	26,991
Income taxes receivable	2,695	9,824
Total current assets	801,013	778,935
Property and equipment, net	97,060	95,659
Prepaid health insurance	9,000	9,000
Deposits	166,140	159,515
Goodwill and other intangible assets, net	12,741	12,762
Deferred income taxes, net	—	4,283
Other assets	5,513	3,541
Total assets	$1,091,467	$1,063,695
Liabilities and stockholders’ equity:
Accounts payable	$5,517	$6,447
Payroll taxes and other payroll deductions payable	276,573	303,247
Accrued worksite employee payroll cost	281,474	267,402
Accrued health insurance costs	46,795	26,075
Accrued workers’ compensation costs	43,788	42,974
Accrued corporate payroll and commissions	27,785	52,595
Other accrued liabilities	27,697	27,741
Total current liabilities	709,629	726,481
Accrued workers’ compensation cost	171,773	166,493
Long-term debt	104,400	104,400
Deferred income taxes, net	2,833	—
Total noncurrent liabilities	279,006	270,893
Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	22,648	25,337
Treasury stock, at cost	(257,898)	(256,363)
Retained earnings	337,527	296,792
Total stockholders’ equity	102,832	66,321
Total liabilities and stockholders’ equity	$1,091,467	$1,063,695

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017	Change
Operating results:
Revenues (gross billings of $5.923 billion and $5.016 billion, less worksite employee payroll cost of $4.909 billion and $4.133 billion, respectively)	$1,014,372	$882,664	14.9%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	814,652	723,318	12.6%
Gross profit	199,720	159,346	25.3%
Operating expenses:
Salaries, wages and payroll taxes	87,186	62,457	39.6%
Stock-based compensation	3,135	4,503	(30.4)%
Commissions	6,066	4,476	35.5%
Advertising	3,565	3,972	(10.2)%
General and administrative expenses	29,852	26,192	14.0%
Depreciation and amortization	5,213	4,254	22.5%
Total operating expenses	135,017	105,854	27.6%
Operating income	64,703	53,492	21.0%
Other income (expense):
Interest income	1,456	465	213.1%
Interest expense	(1,070)	(623)	71.7%
Income before income tax expense	65,089	53,334	22.0%
Income tax expense	15,098	17,706	(14.7)%
Net income	$49,991	$35,628	40.3%
Less distributed and undistributed earnings allocated to participating securities	(585)	(781)	(25.1)%
Net income allocated to common shares	$49,406	$34,847	41.8%
Basic net income per share of common stock	$1.20	$0.85	41.2%
Diluted net income per share of common stock	$1.18	$0.85	38.8%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017	Change

Statistical Data:
Average number of worksite employees paid per month	195,683	174,354	12.2%
Revenues per worksite employee per month(1)	$1,728	$1,687	2.4%
Gross profit per worksite employee per month	340	305	11.5%
Operating expenses per worksite employee per month	230	202	13.9%
Operating income per worksite employee per month	110	102	7.8%
Net income per worksite employee per month	85	68	25.0%

(1) Gross billings of $10,090 and $9,589 per worksite employee per month, less payroll cost of $8,362 and $7,902 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended March 31,
	2018	2017	Change

Payroll cost (GAAP)	$4,908,984	$4,132,992	18.8%
Less: Bonus payroll cost	830,861	615,258	35.0%
Non-bonus payroll cost	$4,078,123	$3,517,734	15.9%

Payroll cost per worksite employee per month (GAAP)	$8,362	$7,902	5.8%
Less: Bonus payroll cost per worksite employee per month	1,415	1,177	20.2%
Non-bonus payroll cost per worksite employee per month	$6,947	$6,725	3.3%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	March 31, 2018	December 31, 2017

Cash, cash equivalents and marketable securities (GAAP)	$356,569	$356,220
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	254,202	271,547
Client prepayments	14,863	23,603
Adjusted cash, cash equivalents and marketable securities	$87,504	$61,070

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	Three Months Ended March 31,
	2018	2017	Change

Operating expenses (GAAP)	$135,017	$105,854	27.6%
Less:
One-time tax reform bonus	9,306	—	—
Adjusted operating expenses	$125,711	$105,854	18.8%

Operating expenses per worksite employee per month (GAAP)	$230	$202	13.9%
Less:
One-time tax reform bonus per worksite employee per month	16	—	—
Adjusted operating expenses per worksite employee per month	$214	$202	5.9%

Adjusted operating expenses represent operating expenses excluding the impact of the one-time tax reform bonus. Insperity management believes adjusted operating expenses is a useful measure of the company’s operating costs, as it allows for additional analysis of the company’s operating expenses separate from the impact of these items.

	Three Months Ended March 31,

	2018	2017	Change

Net income (GAAP)	$49,991	$35,628	40.3%
Income tax expense	15,098	17,706	(14.7)%
Interest expense	1,070	623	71.7%
Depreciation and amortization	5,213	4,254	22.5%
EBITDA	71,372	58,211	22.6%
Stock-based compensation	3,135	4,503	(30.4)%
One-time tax reform bonus	9,306	—	—
Adjusted EBITDA	$83,813	$62,714	33.6%

Net income per worksite employee per month (GAAP)	$85	$68	25.0%
Income tax expense per worksite employee per month	26	34	(23.5)%
Interest expense per worksite employee per month	2	1	100.0%
Depreciation and amortization per worksite employee per month	9	8	12.5%
EBITDA per worksite employee per month	122	111	9.9%
Stock-based compensation per worksite employee per month	5	9	(44.4)%
One-time tax reform bonus per worksite employee per month	16	—	—
Adjusted EBITDA per worksite employee per month	$143	$120	19.2%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus costs associated with a one-time tax reform bonus paid to corporate employees and non-cash stock-based compensation. Insperity management believes EBITDA and adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items and Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

	Three Months Ended March 31,

	2018	2017	Change

Net income (GAAP)	$49,991	$35,628	40.3%
Non-GAAP adjustments:
Stock-based compensation	3,135	4,503	(30.4)%
One-time tax reform bonus	9,306	—	—
Total non-GAAP adjustments	12,441	4,503	176.3%
Tax effect	(2,886)	(1,495)	93.0%
Adjusted net income	$59,546	$38,636	54.1%

	Three Months Ended March 31,

	2018	2017	Change

Diluted net income per share of common stock (GAAP)	$1.18	$0.85	38.8%
Non-GAAP adjustments:
Stock-based compensation	0.07	0.11	(36.4)%
One-time tax reform bonus	0.22	—	—
Total non-GAAP adjustments	0.29	0.11	163.6%
Tax effect	(0.06)	(0.04)	50.0%
Adjusted diluted net income per share of common stock	$1.41	$0.92	53.3%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation and costs associated with a one-time tax reform bonus paid to corporate employees. Insperity management believes adjusted net income and adjusted diluted net income per share of common stock are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll cost, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll cost, adjusted cash, cash equivalents and marketable securities, adjusted operating expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

The following is a reconciliation of GAAP to non-GAAP financial measures for second quarter and full year 2018 guidance (in millions, except per share amounts):

	Q2 2018 Guidance	Full Year 2018 Guidance

Net income (GAAP)	$21 - $22	$120 - $124
Income tax expense	8 - 9	43 - 44
Interest expense	1	4
Depreciation and amortization	5	22
EBITDA	35 - 37	189 - 194
One-time tax reform bonus	—	9
Stock-based compensation	6	20
Adjusted EBITDA	$41 - 43	$218 - $223

Diluted net income per share of common stock (GAAP)	$0.50 - $0.54	$2.85 - $2.93
Non-GAAP adjustments:
One-time tax reform bonus	—	0.22
Stock-based compensation	0.13	0.47
Total non-GAAP adjustments	0.13	0.69
Tax effect	(0.04)	(0.18)
Adjusted EPS	$0.59 - $0.63	$3.36 - $3.44

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